UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant    ☐ 

Filed by a Party other than the Registrant     ☒ 

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☐                     Preliminary Proxy Statement

☐                     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐                     Definitive Proxy Statement

☒                    Definitive Additional Materials

☐                     Soliciting Material Pursuant to §240.14a-12

The Quigley Corporation
(Name of Registrant as Specified In Its Charter)

Ted Karkus
Mark Burnett
John DeShazo
Mark Frank
Louis Gleckel, MD
Mark Leventhal
James McCubbin
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

May 15, 2009

The Quigley Corporation has recently sent you their proxy (voting form) again which is all white. DO NOT VOTE management’s all white proxy.

Only your last vote counts and you cannot vote both proxies.  If you vote to withhold using management’s white voting instruction form, it will cancel your vote for our slate of nominees.

We have also sent out our proxy voting form again to all shareholders.  You should be receiving this by today or tomorrow.  Our proxy Voting Instruction Form is very lightly shaded on the front and has our director nominees on it (Ted Karkus, Mark Burnett, John DeShazo, Mark Frank, Louis Gleckel, MD, Mark Leventhal, and James McCubbin).

If you have not voted yet, please vote ASAP by telephone or internet.  It takes less than 30 seconds.  I expect this to be a very tight race.  Please vote even if you own 500 shares or less.

Voting Instructions:
At the bottom left side of the “Voting Instruction Form” is the telephone # to call (800) 454-8683 to vote your shares.  Or you may go to www.proxyvote.com to vote your shares on the internet.  You will need the CONTROL # which is on the right side of your voting form (under the Cusip #).  Do not use the control # on the Company’s all white voting form.

If you wish to support our nominees who are independent of current management, highly qualified and very motivated, you can only vote using the CONTROL # on our lightly shaded Voting Instruction Form with our nominees listed.

I really appreciate your support which will benefit all shareholders of The Quigley Corporation.

As always, if you have any questions, please do not hesitate to contact me directly.

Best Regards,

Ted

Important Additional Information
Ted Karkus, Mark Burnett, John DeShazo, Mark Frank, Louis Gleckel, MD, Mark Leventhal and James McCubbin (the "Shareholder Nominees") filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on May 1, 2009 in connection with the 2009 Annual Meeting of Stockholders of The Quigley Corporation. Stockholders are strongly advised to read the Shareholder Nominees’ proxy statement as it contains important information. Stockholders may obtain an additional copy of the Shareholder Nominee’s definitive proxy statement and any other documents filed by them with the SEC for free at the SEC’s website at http://www.sec.gov. Additionally, copies of the definitive proxy statement are available for free at www.shareholdermaterial.com/qgly.